UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2012

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 8, 2012, Terex Corporation (“Terex” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., RBS Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, with respect to the offer and sale of $850 million aggregate principal amount of 6.00% Senior Notes due 2021 (the “Notes”), pursuant to the Registration Statement on Form S-3, File No. 333-184713. The Underwriting Agreement contains customary representations and covenants and includes the terms and conditions of the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Certain of the underwriters, or their affiliates, are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 8, 2012, Terex announced that Raimund Klinkner has been appointed to the Board of Directors (the “Board”) of Terex. His appointment is effective November 7, 2012. Dr. Klinkner, 47, is the Managing Partner of the IMX Institute for Manufacturing Excellence GmbH, a consultancy firm specialized in production and logistics and is Chairman of the German Manufacturing Excellence Board since 2004. In addition, Dr. Klinkner is President of the German Logistics Association as well as a honorary professor for production logistics at the Berlin Technical University and has held that position since 2003. There are no relationships or related transactions between Dr. Klinkner and the Company that would be required to be reported under Section 404(a) of Regulation S-K. Dr. Klinkner will be an independent director under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Dr. Klinkner will receive the standard compensation provided to all Terex non-employee directors as described under the heading “Director Compensation” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2012. Terex non-employee directors generally serve on two committees of the Board, and it is currently expected that Dr. Klinkner will also serve on two committees of the Board.

A copy of the Company’s press release, dated November 8, 2012, announcing the appointment of Dr. Klinkner to the Board is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 5.02.

Item 8.01. Other Events.

The Company issued a press release on November 8, 2012, announcing that it priced the Notes at 6.00% at an issue price of 100%. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1
Underwriting Agreement, dated November 8, 2012, among Terex Corporation and Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., RBS Securities Inc. and UBS Securities LLC, as representatives for the several underwriters named therein.

99.1	Press release of Terex Corporation issued on November 8, 2012, announcing appointment of Raimund Klinkner to the Terex Board.

99.2	Press release of Terex Corporation issued on November 8, 2012, announcing pricing of capital markets transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel